Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to the Annual Report of PositiveID Corporation (the “Company”) on Form 10-K/A for the year ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William J. Caragol, Chief Executive Officer, Chairman of the Board of Directors and Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ William J. Caragol
William J. Caragol
Chairman of the Board, Chief Executive Officer and Acting Chief Financial Officer (Principal Executive Officer and Acting Principal Financial Officer)
Date: December 31, 2015

A signed original of this written statement required by Section 906 has been provided to PositiveID Corporation and will be retained by PositiveID Corporation and furnished to the Securities and Exchange Commission or its staff upon request.